                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    (X)
Filed by a Party other than the Registrant    ( )
Check the appropriate box:
( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CASS COMMERCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)  No Fee required
( )  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                         CASS COMMERCIAL CORPORATION
                            13001 Hollenberg Drive
                          Bridgeton, Missouri 63044

                               PROXY STATEMENT

                        Annual Meeting of Shareholders
                          to be held April 17, 2000

    This Proxy Statement is being furnished to the common shareholders of Cass Commercial Corporation (the "Company") on or about March 20, 2000 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") to be held on April 17, 2000 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

    Holders of shares of common stock, par value $.50 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 5, 2000, (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 3,642,883 shares of Common Stock were outstanding. Holders of record of Common Stock (the "Shareholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

    A plurality of the votes of Shareholders cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants requires the affirmative vote of holders of a majority of the shares of Common Stock voted. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors or ratification of the selection of independent accountants.

    Management of the Company ("Management"), together with members of the Board of Directors of the Company, in the aggregate, directly or indirectly controlled approximately 21.94% of the Common Stock outstanding on the Record Date.

    Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

    All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the
              ---                                                   ---
ratification of the selection of independent accountants. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Cass Commercial Corporation, 13001 Hollenberg Drive, Bridgeton, Missouri 63044 (telephone number (314) 506-5500).

    The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

             The date of this Proxy Statement is March 20, 2000.

                             ELECTION OF DIRECTORS

    Pursuant to the By-Laws of the Company, the Company's Board of Directors is divided into three classes of approximately equal numbers of directors. Each of the 11 directors is elected for a three-year term, and the term of each class of directors expires in a different year.

    Directors who are not officers of the Company receive a $300 monthly retainer fee, a $600 fee for attendance at each meeting of the Board and a $400 fee for attendance at each meeting of a Committee of the Board.

    The nominees for election to the Board of Directors are: Mr. Bodine, Mr. Fucoloro, Mr. Krieg and Mr. Kuehner, each of whom is a current director of the Company. MANAGEMENT OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

    The members of the Company's Board of Directors whose terms will continue after the meeting, including the nominees for re-election to the Board, with certain information about each of them, including their principal occupations for the past five years, are listed below:

                                    Principal Occupation
    Director                        During Past 5 Years
    --------                        --------------------
Robert J. Bodine                    Chairman, Bodine
    Age: 75                         Aluminum, Inc.
Director since 1966                 (manufacturer)
Current term expires 2000           Mr. Bodine is a nominee for re-election
                                    to the Board of Directors

Bryan S. Chapell                    President, Covenant
    Age: 45                         Theological Seminary
Director since 1998
Current term expires 2002

Lawrence A. Collett                 Chairman of the Board of the Company &
    Age: 57                         subsidiaries since 1992;
Director since 1983                 Chief Executive Officer of the Company &
Current term expires 2001           subsidiaries since 1990

Thomas J. Fucoloro                  Consultant
    Age: 74                         Mr. Fucoloro is a nominee for re-election
Director since 1986                 to the Board of Directors
Current term expires 2000

Harry J. Krieg                      Consultant to the Company;
    Age: 75                         Chairman of the Company & subsidiaries,
Chairman Emeritus, since 1992       1975 - 1992
Director since 1962                 Mr. Krieg is a nominee for re-election
Current term expires 2000           to the Board of Directors

Howard A. Kuehner                   Investor
    Age: 84                         Mr. Kuehner is a nominee for re-election
Director since 1966                 to the Board of Directors
Current term expires 2000

                                      3


                                    Principal Occupation
    Director                        During Past 5 Years
    -------                         --------------------
Jake Nania                          Investor
    Age: 75
Director since 1967
Current term expires 2002

Irving A. Shepard                   President, Venture
    Age: 82                         Consultants, Inc.
Director since 1970                 (consulting company)
Current term expires 2001

Andrew J. Signorelli                Vice President, Andrews Educational
    Age: 60                         & Research Center; Founder,
Director since 1986                 Hope Educational & Research Center
Current term expires 2001

John J. Vallina                     President of Cass Bank, since 1992
    Age: 57
Director since 1992
Current term expires 2002

Bruce E. Woodruff                   Attorney; of counsel to Armstrong
    Age: 69                         Teasdale LLP
Director since 1995
Current term expires 2002

COMMITTEES

    The Company's Board of Directors has standing Discount, Audit and Compliance, and Compensation Committees. The Discount Committee is composed of Mr. Signorelli, Mr. Fucoloro, Mr. Kuehner, Mr. Collett and Mr. Vallina. The Audit and Compliance Committee is composed of Mr. Fucoloro, Mr. Kuehner, Mr. Krieg, Mr. Shepard and Mr. Woodruff. The Compensation Committee is composed of Mr. Shepard, Mr. Signorelli and Mr. Bodine.

    The Discount Committee, which met 24 times during 1999, examines and approves loans and discounts and exercises the authorization of loans and discounts.

    The Audit and Compliance Committee, which met 4 times during 1999, recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit Committee meeting. In addition, the Committee meets with the Company's Internal Auditors on a quarterly basis to review the scope and results of such services.

    The Compensation Committee, which met 2 times during 1999, reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company and it's subsidiaries.

    In 1998, a temporary Y2K Committee was created to monitor the Company's on-going activities related to the year 2000 project plan being implemented by Company management. The committee was composed of Mr. Collett, Mr. Krieg and Mr. Woodruff, met 6 times during 1999 and reported to the Board after each Y2K Committee meeting.

    During 1999, there were 13 meetings of the Board of Directors. Mr. Kuehner was the only director that did not attend at least 75% or more of the aggregate number of meetings of the Board and committees on which he served.

EXECUTIVE OFFICERS

    The executive officers of the Company, their ages as of December 31, 1999, and their positions with the Company and subsidiaries are set forth below. All officers serve at the pleasure of the Company's Board of Directors.

       Name             Age                      Positions
       ----             ---                      ---------
Lawrence A. Collett     57       Chairman and Chief Executive Officer of the
                                 Company and subisidiaries; Director of the
                                 Company and subsidiaries

Eric H. Brunngraber     42       Vice President-Secretary and Chief Financial
                                 Officer of the Company and subsidiaries

William C. Bouchein     64       Vice President - Treasurer of the Company

EXECUTIVE COMPENSATION

    The following table summarizes compensation earned or awarded for the three years ended December 31, 1999 to each of the executive officers of the Company.

                                                                         Long Term Compensation
                                                                      -----------------------------
                                             Annual Compensation         Restricted     Securities
Name and                                     --------------------        Stock, ($)     Underlying        All Other
Principal Position                 Year      Salary         Bonus     Awards <F1> <F2>  Options (#)    Compensation <F3>
------------------                 ----      ------         -----     ----------------  -----------    -----------------
Lawrence A. Collett                1999     $291,000       $42,800        $126,250        25,000             $4,116
Chairman and                       1998      266,000        64,400            --            --                4,650
Chief Executive Officer            1997      241,000        63,700            --            --                3,720
of the Company and
subsidiaries; Director of the
Company and subsidiaries

Eric H. Brunngraber                1999     $106,600       $21,500            --           4,000             $2,321
Vice President - Secretary         1998      101,600        28,000            --            --                2,537
and Chief Financial Officer        1997       96,600        26,000            --           4,000              2,048
of the Company and
subsidiaries

William C. Bouchein                1999     $132,500       $13,500            --           2,400             $4,556
Vice President - Treasurer         1998      130,000        22,000            --            --                5,910
of the Company                     1997      127,500        22,000            --            --                5,377


<F1>  Awards for restricted stock for performance in 1999 made to Mr. Collett on January 19, 1999, pursuant to the terms of the Company's 1995 Restricted Stock Bonus Plan. The value of restricted stock was calculated by multiplying the average of the high and low market price of the Company's stock on the date of the award by the number of shares awarded. Shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning January 19, 2000. These restricted shares are entitled to vote and to be paid normal cash dividends.

<F2>  At December 31, 1999 the unvested restricted stock holding of Mr.
      Collett consisted of the 5,000 shares awarded on January 19, 1999, with a value of $101,250 based on the market value of the Company's shares at December 31, 1999.

<F3>  These amounts represent Company matching contributions paid on behalf of the executive under the Company's 401(k) Plan (in 1999 contributions were $2,400 for Mr. Collett, $1,971 for Mr. Brunngraber and $1,810 for Mr. Bouchein) and the imputed value of group term life premiums paid on their behalves (in 1999 premiums were $1,716 for Mr. Collett, $350 for Mr. Brunngraber and $2,746 for Mr. Bouchein).

STOCK OPTION PLAN / STOCK BONUS PLAN

    During May 1995, the Company's Board of Directors established the 1995 Performance-Based Stock Option Plan (the "Option Plan") and the 1995 Restricted Stock Bonus Plan (the "Bonus Plan"). These plans were adopted to aid the Company in securing and retaining qualified personnel. The Option Plan provides for the granting of options on up to 400,000 shares of the Company's common stock. The following table summarizes stock options outstanding as of December 31, 1999:

                                                     Weighted Average
     Exercise                Options                     Remaining
      Price                Outstanding               Contractual Life
     --------              -----------               ----------------
      $10.32                  85,440                    3.47 years
       20.36                   6,000                    4.00
       23.00                   3,500                    6.00
       24.63                   2,000                    6.00
       25.25                  61,350                    6.00
       25.45                   8,500                    4.00

    Of these shares 25,960 were exercisable with a weighted average exercise price of $10.32. These options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria.

    The Bonus Plan provides for the issuance of up to 100,000 shares of the Company's common stock. As of December 31, 1999, an aggregate of 40,900 shares of the Company's common stock had been awarded. Interest in the shares of common stock awarded under the Bonus Plan vest over a three year period. Common stock awarded under the Bonus Plan is accounted for through the establishment of a contra shareholders' equity account. This contra shareholders' equity account is amortized against income over the vesting period of the stock awards.

                            OPTION GRANTS IN 1999

    The following table summarizes options granted during 1999 to the executive officers named above, together with estimates of the value of such options at the end of their seven-year terms assuming the market value of the Common Stock appreciates at an annual rate of 5% or 10%.

                                       Percent of                                          Potential Realizable
                      Numbers of         Total                                            Value at Assumed Annual
                      Securities        Options                                            Rates of Stock Price
                      Underlying       Granted to                                             Appreciation For
                       Options         Employees          Exercise                              Options Term
                       Granted         in Fiscal         Base Price       Expiration      ------------------------
                         (#)              Year             ($/SH)            Date         5% ($)           10% ($)
                      ----------       ----------        ----------       ----------      -------          -------
Mr. Collett             25,000           37.3%             25.25             2006         256,982          598,878
Mr. Brunngraber          4,000            6.0              25.25             2006          41,117           95,820
Mr. Bouchein             2,400            3.6              25.25             2006          24,670           57,492

             OPTIONS EXERCISED IN 1999 AND YEAR-END OPTION VALUES

    The following table summarizes options exercised during 1999, and the values of options outstanding on December 31, 1999, for the executive officers named above.

                                                                        Number of
                                                                       Securities              Value of
                                                                       Underlying            Unexercised
                                                                       Unexercised           In-the-Money
                                                                       Options at             Options at
                                    Shares                           Fiscal Year-End       Fiscal Year-End
                                 Acquired on         Value            Exercisable/           Exercisable/
                                 Exercise (#)    Realized ($)       Unexercisable (#)     Unexercisable ($)
                                 ------------    ------------       -----------------     -----------------
Mr. Collett                           --              --             16,408 / 36,592     $162,931 / $115,109

Mr. Brunngraber                       --              --              2,886 / 11,114      $28,657 / $30,922

Mr. Bouchein                        2,700         $39,298.50           816  /  4,884       $8,103 / $24,666


DEFINED BENEFIT RETIREMENT PLANS

RETIREMENT PLAN FOR EMPLOYEES OF CASS COMMERCIAL CORPORATION

    All officers of the Company and subsidiaries are participants in the Retirement Plan for Employees of Cass Commercial Corporation, which covers all full-time employees. Upon retirement, participants in the plan will begin to receive monthly payments equal to one-twelfth of the sum of:

         (a) .9% of Final Average Earnings multiplied by the number of years of participation, plus

         (b)  .5% of Final Average Earnings in excess of Covered
              Compensation multiplied by years of participation.

    Final Average Earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the Plan equal total compensation as reported in the Summary Compensation Table including any amounts deferred under the Cass Commercial Corporation 401(k) Plan plus any noncash compensation reported on Internal Revenue Service Form W-2.

    Normal retirement under the Plan commences at age 65. At normal retirement the years of participation under the Plan for the executive officers listed in the Compensation Table would be as follows: Mr. Collett-41; Mr. Brunngraber-41; Mr. Bouchein-13.

    The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                                        ESTIMATED ANNUAL RETIREMENT BENEFIT <F1><F2>
                                        -----------------------------------
     Final                                Years of Service Credited at Retirement
    Average                               ---------------------------------------
    Earnings            10            15              20            25             30           35            40
    --------------------------------------------------------------------------------------------------------------
    $125,000         $15,700       $23,500         $31,300       $39,100        $47,000      $54,800       $62,600

     150,000          19,200        28,700          38,300        47,900         57,500       67,000        76,600

     175,000          20,600        30,800          41,100        51,400         61,700       71,900        82,200

     200,000          20,600        30,800          41,100        51,400         61,700       71,900        82,200

                                      8


<F1>  Estimated benefit calculation assumes retirement at age 65 in the year
      2001 with no increase in the maximum social security taxable wage base after 1999.

<F2>  Estimated benefits would be subject to Internal Revenue Service maximum retirement limitations in effect at the retirement date. The maximum compensation that may be recognized for determining benefits in 1999 is $160,000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    In addition to the above defined benefit plan, in 1998 the Company established the Cass Commercial Corporation Supplemental Retirement Plan, which covers key executive officers of the Company. This supplemental plan was designed to provide additional retirement benefits to key executives whose benefits are limited by the Internal Revenue Service under the Company's qualified plan.

    Upon retirement, participants in the plan will receive monthly payments equal to one twelfth of 70% of Final Average Earnings and reduced proportionately for length of service less than 25 years and reduced by the participant's:

    (a)  Qualified retirement plan benefit,

    (b)  Primary social security benefit, and

    (c)  401(k) hypothetical annuity

    Final Average Earnings, normal retirement age and years of participation at normal retirement of Mr. Collett, Mr. Brunngraber and Mr. Bouchein are the same as under the Retirement Plan for Employees of Cass Commercial Corporation, except non-cash compensation is excluded from Final Average Earnings.

    The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                                          ESTIMATED ANNUAL RETIREMENT BENEFIT <F1>
                                          -----------------------------------
     Final                                Years of Service Credited at Retirement
    Average                               ---------------------------------------
    Earnings            10            15              20            25             30           35            40
    --------------------------------------------------------------------------------------------------------------
    $125,000         $  --         $ 3,700        $ 13,400      $ 23,100       $ 15,200     $  7,400      $     --

     150,000            --           7,200          18,600        30,000         20,400       10,900         1,300

     175,000           2,100        14,900          29,100        43,300         33,000       22,800        12,500

     200,000           9,100        25,400          43,100        60,800         50,500       40,300        30,000

     300,000          37,100        67,400          99,100       130,800        120,500      110,300       100,000

     400,000          65,100       109,400         155,100       200,800        190,500      180,300       170,000

<F1>  Estimated benefit calculation assumes retirement at age 65 in the year
      2001.

DEFINED CONTRIBUTION SAVINGS PLAN

    All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Commercial Corporation 401(k) Plan. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the IRS maximum limitation which was $10,000 for 1999. Voluntary deferrals contributed to the 401(k) Plan by the Executive Officers are included in Annual Salary Compensation in the Summary Compensation Table. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. Amounts contributed to the Plan in 1999, for the benefit of the Executive Officers, are included in Other Compensation in the Summary Compensation Table. Each Executive Officer is fully vested in Company contributions.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent directors, one of which serves as chairman of the Committee. The Committee administers the Executive Compensation Program of the Company and none of these members has been or is an employee of the Company or of any of its subsidiaries. All material items relative to Executive Compensation or any benefit compensation for the entire Company must be analyzed, reviewed and approved by the Compensation Committee. While the Committee may seek input occasionally from the Chief Executive Officer, the Chief Financial Officer or the Director of Human Resources, all matters are independently resolved and decided without the presence or voting of any officer of the Company or its subsidiaries. The Compensation Committee of the Board is also responsible for recommending salary levels for executive officers to the Board of Directors of the Company and recommending the overall levels of salary compensation for the entire corporation.

    The Committee's philosophy with regard to executive compensation has been to seek to provide programs which will allow the Company to acquire and maintain competent executive officers and to attract and maintain other management personnel with the capabilities and requirements determined necessary to continue to lead the Company in meeting its objectives and in furthering its growth and profitability. It is further the philosophy of the Committee to constantly upgrade the caliber of performance of the Company's staff and reward its people in accordance with the results that are accomplished. The Committee believes that total compensation should be related to profits and to the performance of the Company. For this reason, a significant component of the compensation of the Company's executives is tied to an incentive bonus plan that is directly related to the Company's pre-tax earnings. Most of the executives received decreases in 1999 bonuses due to the decline in profits of the Company.

    The Committee generally seeks to maintain salaries at the mid-point levels of competitive peer groups. Bonuses are available to all personnel in the Company based upon the level of profits before taxes achieved by the Company. These bonuses are distributed on the basis of merit. Performance is measured on the basis of several factors deemed relevant to performance and bonuses are distributed on the basis of these evaluations. The determination of bonuses for the Company's executive officers is a subjective process which utilizes no specific performance criteria, but which does consider growth in the Company's profits, resources, and the quality of the Company's operations, as well as adherence to regulatory requirements.

    The Committee utilizes the services of Peter R. Johnson & Company of West Chester, Pennsylvania in determining the levels of peer compensation within its industry. Additionally, the Committee utilizes the services of Towers Perrin for evaluation of the compensation of its three top executive positions. The Committee considers stock options and grants to be a significant motivational tool for rewarding its executive officers and senior management. Stock awards provided under the Company's stock option plan are granted primarily on the basis of performance of the Company, performance of the individual operating subsidiaries, the relationship of the Company's performance to other companies in its peer group, and the recommendation of the CEO. No new stock incentive programs were provided in 1999. The company utilizes the services of Towers Perrin in determining appropriate stock incentive and compensation and annually reviews information from other compensation sources for other bank holding companies and companies performing in industries similar to those of its operating subsidiaries.



                                    Irving A. Shepard, Chairman
                                    Robert J. Bodine
                                    Andrew J. Signorelli

PERFORMANCE GRAPH

    The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock as quoted on the Nasdaq National Market System beginning with July 1, 1996, which was the initial date the Company's shares were so quoted, with the cumulative total return, including all dividends, of (i) the Nasdaq Stock Market Index for United States companies, and (ii) the Nasdaq Bank Stocks Index.


                    COMPARISON OF CUMULATIVE TOTAL RETURNS
     PERFORMANCE SINCE DATE FIRST QUOTED ON NASDAQ STOCK MARKET (7/1/96)
                         CASS COMMERCIAL CORPORATION

                                [GRAPH]

                            7/1/96     9/30/96  12/31/96   3/31/97   6/30/97   9/30/97  12/31/97   3/31/98
Nasdaq Stock Market (US)     100       102.47    107.5     101.68    120.31    140.67    131.92    154.311
Nasdaq Bank Stocks           100       110.13    124.36    133.67    155.54    183.44    210.09    220.118
Cass Commercial Corporation  100       103.72    108.508   126.58    152.57    140.7     140.01    194.751
Index Level                  100       100       100       100       100       100       100       100

                             6/30/98   9/30/98  12/31/98   3/31/99   6/30/99   9/30/99  12/31/99
Nasdaq Stock Market (US)     158.779   143.744   185.392   207.71    227.261   232.44    335.47
Nasdaq Bank Stocks           215.912   182.1     206.242   198.48    213.02    193.87    198.76
Cass Commercial Corporation  171.945   144.628   144.215   145.33    144.244   151.32    121.2
Index Level                  100       100       100       100       100       100       100

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowing and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, the aggregate amount of all loans and available credit to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $1.2 million, which represented approximately 2.1% of the Company's consolidated shareholders' equity at that date.

    Bruce E. Woodruff, a director and shareholder of the Company, is of counsel to the law firm of Armstrong Teasdale LLP, counsel to the Company and subsidiaries.

                            PRINCIPAL SHAREHOLDERS

    The following table contains information with respect to beneficial ownership of the Company's outstanding common stock, as of March 5, 2000, by:
(1) each person known to the Company to be the beneficial owner of more than 5% of common stock, (2) each director of the Company and (3) each executive officer of the Company named in the Summary Compensation Table. Unless otherwise indicated, the address of all such persons is c/o the Company, 13001 Hollenberg Drive, Bridgeton, Missouri 63044. Unless otherwise indicated, the named person has sole voting and dispositive rights with respect to such shares.

Name of                                       Number of Shares               Percent
Beneficial Owner                             Beneficially Owned              of Class
----------------                             ------------------              --------
Robert J. Bodine                                82,000 <F1>                    2.25%
William C. Bouchein                             33,256 <F2>                    <F*>
Eric H. Brunngraber                              3,486 <F3>                    <F*>
Bryan S. Chapell                                   300 <F4>                    <F*>
Lawrence A. Collett                             65,435 <F5>                    1.79
Thomas J. Fucoloro                                  -- <F6>                    <F*>
Harry J. Krieg                                  50,588 <F7>                    1.39
Howard A. Kuehner                               84,804 <F8>                    2.33
Jake Nania                                     344,066 <F9>                    9.44
Irving A. Shepard                               17,406 <F10>                   <F*>
A. J. Signorelli                               109,310 <F11>                   3.00
John J. Vallina                                  6,370 <F12>                   <F*>
Bruce E. Woodruff                                6,800 <F13>                   <F*>
                                               -------
All executive officers and directors
  as a group                                   803,821                        21.94%
                                               -------
Other beneficial owners:
    David L. Babson and Company, Inc.          304,900 <F14>                   8.37%
    One Memorial Drive
    Cambridge, Massachusetts 02142-1300

---------------
<F*>  Less than 1% of class.

<F1>  Excludes 8,784 shares held in a trust as to which Mr. Bodine's wife has sole voting and dispositive power.

<F2>  These shares are held in a trust with the named shareholder having sole voting and dispositive power. Includes 816 shares Mr. Bouchein has the right to acquire under the 1995 Performance-Based Stock Option Plan.

<F3>  These shares are owned jointly with his wife.  Includes 2,886 shares
      Mr. Brunngraber has the right to acquire under the 1995 Performance-Based Stock Option Plan.

<F4>  These shares were granted under the Company's 1995 Restricted Bonus
      Plan and are subject to forfeiture; however, Mr. Chapell has voting but no dispositive rights.

<F5>  Of these shares, 17,270 are owned jointly with his wife.  In addition,
      3,333 of these shares were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; however, Mr. Collett has voting but no dispositive rights. Includes 16,408 shares Mr. Collett has the right to acquire under the 1995 Performance-Based Stock Option Plan.

<F6>  Excludes 200 shares held in a trust as to which Mr. Fucoloro's wife has sole voting and dispositive powers.

<F7>  These shares are in trust with Mr. Krieg having shared voting and dispositive powers.  Excludes 51,211 shares owned by his wife.

                                      13


<F8>  Of these shares, 23,180 are in a trust with Mr. Kuehner having shared voting and dispositive powers. Excludes 106,988 shares owned by his wife.

<F9>  Of these shares 343,766 are in a trust with the named shareholder having sole voting and dispositive power. In addition, 300 of these shares were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; however, Mr. Nania has voting but no dispositive rights.

<F10> Includes 7,600 shares held in a trust with Mr. Shepard as trustee and beneficiary.

<F11> Of these shares, 63,072 are held in trust with his sister and 46,238 are owned jointly with his wife. Excludes 2,656 shares owned by his wife.

<F12> These shares are held in trust with Mr. Vallina having shared voting and dispositive power.

<F13> Of these shares 6,500 are held in a trust with Mr. Woodruff having sole voting and dispositive power. Includes 300 shares granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; however, Mr. Woodruff has voting but no dispositive rights.

<F14> This information was obtained from Schedule 13G filed with the
      Securities and Exchange Commision by David L. Babson and Company, Inc. on January 25, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during 1999 all Section 16(a) filing requirements were complied with by all persons who, during the year, were directors, officers or holders of 10% or more of the Company's shares.


                            SELECTION OF AUDITORS

    KPMG LLP were the auditors of the Company during the year ended December 31, 1999 and also have been selected by the Board of Directors to serve as auditors for the present year. The Board of Directors recommends to the Shareholders their ratification of its selection of KPMG LLP as independent auditors to audit the accounts of the Company and its subsidiaries for 2000.

    KPMG LLP has served as the Company's independent auditors since 1983.

    A representative of KPMG LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of Shareholders.

    MANAGEMENT OF THE COMPANY RECOMMENDS VOTING FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000.

                                OTHER MATTERS

    Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Meeting of Shareholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

    Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.

                            SHAREHOLDER PROPOSALS

    Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than November 21, 2000. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. The Company's form of proxy for next year's Annual Meeting may permit the representatives named in the proxy to vote in their discretion on any other shareholder proposal of which notice has not been given to the Company by February 4, 2001. It is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.

                                       By Order of the Board of Directors

                                       Eric H. Brunngraber
                                       Vice President-Secretary

                                Appendix

      Page 11 of the printed proxy contains a Comparison of Cumulative Total Returns Graph. The information contained in the graph has been presented in a format that may be processed by the EDGAR system.